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                                                                   EXHIBIT 3.01

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       UNITED STATES FILTER CORPORATION

     UNITED STATES FILTER CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST:       That Section 1 of Article V of the Restated Certificate of
Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     "Section 1:  Authorized Stock. The Corporation shall be authorized to issue
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two classes of shares to be designated, respectively, "Preferred Stock" and
"Common Stock"; the total number of shares which the Corporation shall have the authority to issue is three hundred three million (303,000,000) shares; the total number of authorized shares of Preferred Stock shall be three million (3,000,000) and each share shall have a par value of ten cents ($.10); and the total number of authorized shares of Common Stock shall be three hundred million (300,000,000) and each share shall have a par value of one cent ($.01)."

     SECOND:      The amendment set forth has been duly approved by the Board of
Directors of the Corporation and by the Stockholders entitled to vote thereon.

     THIRD:       That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I, the undersigned, president of the Corporation, for the purpose of amending the Restated Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, do make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand, as of this 14th day of August, 1997.

                                        UNITED STATES FILTER CORPORATION


                                        BY: /s/Damian C. Georgino
                                           ----------------------
                                               Damian C. Georgino
                                               Senior Vice President

Attest:


/s/Michael E. Hulme, Jr.
------------------------
Michael E. Hulme, Jr.
Assistant Secretary